Exhibit 21



Name                                               Jurisdiction of Incorporation
----                                               -----------------------------
All Cycle Waste, Inc.                              Vermont

Bristol Waste Management, Inc.                     Vermont

Casella Waste Management, Inc.                     Vermont

Casella Waste Management of Pennsylvania, Inc.     Pennsylvania

Casella Waste Management of N.Y., Inc.             New York

Casella Transportation, Inc.                       Vermont

Casella T.I.R.E.S., Inc.                           Maine

Forest Acquisitions Inc.                           New Hampshire

Hiram Hollow Regeneration Corp.                    New York

New England Waste Services of Vermont, Inc.        Vermont

New England Waste Services of N.Y., Inc.           New York

New England Waste Services, Inc.                   Vermont

Newbury Waste Management, Inc.                     Vermont

North Country Environmental Services, Inc.         Virginia

North Country Composting Services, Inc.            New Hampshire

Pine Tree Waste, Inc.                              Maine

Sawyer Environmental Services                      Maine

Sawyer Environmental Recovery Facilities, Inc.     Maine

Sunderland Waste Management, Inc.                  Vermont

Winters Brothers, Inc.                             Vermont